                                                                     Exhibit 5.2


                             Kelly, Hart & Hallman
                         (a professional corporation)
                          201 Main Street, Suite 2500
                           Fort Worth, Texas  76102


                                April 13, 1998



Cross Timbers Oil Company
810 Houston Street, Suite 2000
Fort Worth, Texas 76102

     Re:  Registration Statement on Form S-3
          ----------------------------------
          Cross Timbers Oil Company
          -------------------------

Gentlemen:

     This firm has acted as counsel to Cross Timbers Oil Company, a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of (A) up to $400,000,000 aggregate amount of (i) debt securities of the Company (the "Debt Securities"), (ii) preferred stock, par value $0.01 per share, of the Company (the "Preferred Stock"), (iii) common stock, par value $0.01 per share, of the Company (the "Common Stock") and (iv) warrants of the Company to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants") and (B) 409,550 shares of Common Stock by certain stockholders of the Company named in the Registration Statement. The opinion set forth below pertains to the offering of 10,245,982 shares of Common Stock by the Company (the "Shares").

     In connection with this opinion, we have made the following assumptions:
(i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and if not originals are true and correct copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; and (iv) all persons who signed such documents on behalf of a corporation were duly authorized to do so. We have assumed that there are no amendments, modifications or supplements to such documents other than those amendments, modifications and supplements that are known to us.

     Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized by the Company and, when
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Cross Timbers Oil Company
April 13, 1998
Page 2

issued against payment therefor in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable.

     This opinion is further limited and qualified in all respects as follows:

          A. The opinion is specifically limited to matters of the existing laws of the State of Texas, the United States of America and the General Corporation Law of the State of Delaware. We express no opinion as to the applicability of the laws of any other particular jurisdiction to the transactions described in this opinion.

          B. This opinion is limited to the specific opinions stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

          C. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

     This opinion is intended solely for your benefit. It is not to be quoted in whole or in part, disclosed, made available to or relied upon by any other person, firm or entity without our express prior written consent.

     We hereby consent to the use of this opinion in the above-referenced Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                              Respectfully submitted,


                              KELLY, HART & HALLMAN
                            (a professional corporation)